                                                        EXHIBIT 4.7

                                                        EXECUTION COPY

                        TIMBERLANDS PLEDGE AGREEMENT

               TIMBERLANDS PLEDGE AGREEMENT, dated as of December 1, 1997, made by BRANT-ALLEN INDUSTRIES, INC., a Delaware corporation (the "Pledgor") in favor of CRESTAR BANK, a Virginia banking corporation, as trustee (the "Trustee") for the benefit of the holders of the Notes (as defined below).

                           W I T N E S S E T H :

          WHEREAS, the Issuers (as defined below) have duly authorized the creation and issuance of the Notes (as defined below), and have authorized, executed and delivered the Indenture (as defined below); and

          WHEREAS, the obligations of the Issuers under the Notes and the Indenture are secured by a pledge by the Pledgor of the Timberlands Collateral (as defined below);

          NOW, THEREFORE, in consideration of the premises, and to induce (i) the Issuers to enter into the Indenture and (ii) to enhance the creditworthiness of the Notes, the Pledgor hereby agrees with the Trustee, for the benefit of Trustee and the holders of the Notes, as follows:

          I. Defined Terms. A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Indenture.

          B.  The following terms shall have the following meanings:

          "Agent":  as defined in the definition of Intercreditor
     Agreement.

          "Agreement": this Timberlands Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

          "Bank Credit Agreement": the credit agreement, dated as of December 1, 1997 (as amended, supplemented or otherwise modified from time to time) among Bear Island Paper Company, LLC (the "Paper Company"), Toronto-Dominion (Texas), Inc., as administrative agent (in such capacity, the "Paper Company Agent"), the arranger party thereto and the Lenders parties thereto (the "Paper Company Lenders").

          "Bear Island Timberlands Company L.L.C.": a limited liability company duly formed and existing under the laws of the Commonwealth of Virginia, which is the issuer of the Pledged LLC Interests.

          "Code": the Uniform Commercial Code from time to time in effect in the State of New York.

          "Collateral Documents": the pledge agreement, dated as of December 1, 1997, made by the Pledgor in favor of the Trustee (the "Soucy Pledge Agreement"), the pledge and security agreement, dated as of December 1, 1997, made by the Paper Company in favor of the Trustee (the "Pledge and Security Agreement"), and this Agreement, in each case as the same may be amended, modified or otherwise supplemented from time to time."

          "Credit Agreements": the collective reference to the Bank Credit Agreement and the Timberlands Loan.

          "Indenture": the indenture, dated as of December 1, 1997, among the Issuers, the Pledgor, F.F. Soucy Inc., Bear Island
     Timberlands Company, L.L.C. and the Trustee, as amended, supplemented or otherwise modified from time to time.

          "Intercreditor Agreement": the intercreditor agreement, dated as of December 1, 1997 among the Trustee, the Issuers and Toronto Dominion (Texas), Inc., as agent for the Timberlands Agent for the benefit of the Timberlands Lenders and as agent for the Paper Company Agent for the benefit of the Paper Company Lenders (the "Agent"), as amended, supplemented or otherwise modified from time to time.

          "Issuers": the collective reference to Bear Island Paper Company, L.L.C. and Bear Island Finance Company II.

          "Lenders": the collective reference to the Paper Company Lenders and the Timberlands Lenders.

          "Paper Company":  means Bear Island Company LLC.

          "Pledged LLC Interests": in each case, whether now existing or hereafter acquired, all of the Pledgor's right, title and interest in and to:

               (a) equity interests of Bear Island Timberlands Company, L.L.C., but not the Pledgor's obligations from time to time as a holder of equity interests in Bear Island Timberlands Company, L.L.C. (unless the Trustee or its designee, on behalf of the Trustee, shall elect to become a holder of interests in Bear Island Timberlands Company, L.L.C. in connection with its exercise of remedies pursuant to the terms hereof);

               (b) any and all moneys due and to become due to the Pledgor now or in the future by way of a distribution made to the Pledgor in its capacity as a holder of equity interests in the Bear Island Timberlands Company, L.L.C. or otherwise in respect of the Pledgor's interest as a holder of equity interests in the Bear Island Timberlands Company, L.L.C.;

               (c) any other property of the Bear Island Timberlands Company, L.L.C. to which the Pledgor now or in the future may be entitled in respect of its equity interests in the Bear Island Timberlands Company, L.L.C. by way of distribution, return of capital or otherwise;

               (d) any other claim or right which the Pledgor now has or may in the future acquire in respect of its equity interests in the Bear Island Timberlands Company, L.L.C.;

               (f) all certificates, options or rights of any nature whatsoever that may be issued or granted by the Bear Island Timberlands Company, L.L.C. with respect to the equity interests of the Bear Island Timberlands Company, L.L.C. to the Pledgor while this Agreement is in effect; and

               (g) to the extent not otherwise included, all Proceeds of any or all of the foregoing.

          "Proceeds":  all "proceeds" as such term is defined in
     Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged LLC Interests, collections thereon or distributions with respect thereto.

          "Secured Obligations": the collective reference to (a) the obligations of the Issuers under the Indenture, and (b) all obligations and liabilities of the Pledgor that may arise under or in connection with this Agreement or any other Collateral Document to which the Pledgor is a party, whether on account of fees, indemnities, costs, expenses or otherwise that are required to be paid by the Pledgor pursuant to the terms thereof (including without limitation all reasonable fees and disbursements of counsel to the Trustee or to the Issuers that are required to be paid to the Pledgor pursuant to the terms of this Agreement or any other Collateral Document to which the Pledgor is a party.

          "Securities Act":  the Securities Act of 1933, as amended.

          "Senior Timberlands Pledge Agreement": Timberlands Pledge Agreement, as defined in the Bank Credit Agreement and the Timberlands Loan.

          "Timberlands Collateral":  the Pledged LLC Interests and all
     Proceeds.

          "Timberlands Collateral Account": any account established to hold cash Proceeds, maintained under the dominion and control of the Trustee, subject to withdrawal by the Trustee for the account of the holders of the Notes only as provided in paragraph VII(A) of this Agreement.

          "Timberlands Loan": the credit agreement, dated as of December 1, 1997 (as amended, supplemented or otherwise modified from time to time) among the Pledgor, Toronto-Dominion (Texas), Inc., as administrative agent (in such capacity, the "Timberlands Agent") and the Lenders parties thereto (the "Timberlands Lenders").

          "Timberlands Lenders": as defined in the definition of the Timberlands Credit Agreement.

          C. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section and paragraph references are to this Agreement unless otherwise specified.

          D. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          II. Pledge; Grant of Security Interest; Designation of Trustee. (a) The Pledgor hereby grants to the Trustee, for the benefit of the holders of the Notes, a security interest in the Timberlands Collateral, subject only to the security interest in the Timberlands Collateral pledged by the Pledgor pursuant to the Senior Timberlands Pledge Agreement, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations of the Issuers.

          III. Representations and Warranties. The Pledgor represents and warrants that:

          A. The Pledgor has the corporate power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the security interests in the Timberlands Collateral pursuant to, this Agreement and has taken all necessary corporate action to authorize its execution, delivery and performance of, and grant of the security interests in the Timberlands Collateral pursuant to, this Agreement.

          B. This Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms, and upon the filing of a UCC-1 financing statement in appropriate form in the office of the Secretary of State of Connecticut, the security interests created pursuant to this Agreement will constitute a valid, perfected third priority security interest in the Timberlands Collateral in favor of the Trustee enforceable in accordance with its terms against all creditors of the Pledgor and any Persons purporting to purchase any Timberlands Collateral from the Pledgor, except in each case as enforceability may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          C. The Pledged LLC Interests constitute all of the issued and outstanding equity interests of the Timberland Issuer.

          D. All of the Pledged LLC Interests have been duly and validly issued.

          E. The Pledgor is the owner of, and has title to, the Pledged LLC Interests, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interests and Liens created by the Senior Timberlands Pledge Agreement.

          IV. Covenants. The Pledgor covenants and agrees with the Trustee that, from and after the date of this Agreement until this Agreement is terminated and the security interests created hereby are released in accordance with the terms hereof:

          A. If the Pledgor shall, as a result of its ownership of the Pledged LLC Interests, become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any equity interests of the Pledged LLC Interests, or otherwise in respect thereof, the Pledgor shall accept the same as the agent of the Trustee, hold the same in trust for the Trustee and deliver the same forthwith to the Trustee, in the exact form received, duly indorsed by the Pledgor in blank, as applicable, if required, together with an undated power covering such certificate duly executed in blank by the Pledgor and with, if the Trustee, so requests, signature guaranteed, to be held by the Trustee, as applicable, subject to the terms hereof, the Intercreditor Agreement and the Senior Timberlands Pledge Agreement, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Pledged LLC Interests upon the liquidation or dissolution of the Bear Island Timberlands Company, L.L.C. shall be paid over to the Trustee, as applicable, to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged LLC Interests or any property shall be distributed upon or with respect to the Pledged LLC Interests, in each case pursuant to the recapitalization or reclassification of the capital of the Timberlands or pursuant to the reorganization thereof, the property so distributed shall be delivered to the Trustee to be held by it hereunder as additional collateral security for the Secured Obligations. If any sums of money or property so paid or distributed in respect of the Pledged LLC Interests (other than distributions permitted to be made or received pursuant to the Credit Agreements or the Indenture) shall be received by the Pledgor, the Pledgor shall, until such money or property is paid or delivered to the Trustee hold such money or property in trust for the holders of the Notes, segregated from other funds of the Pledgor, as additional collateral security for the Secured Obligations.

          B. Except as permitted by any Credit Agreement, so long as such Credit Agreement is in effect, or the Indenture, without the prior written consent of the Trustee, the Pledgor will not (1.) vote to enable, or take any other action to permit, the Bear Island Timberlands Company, L.L.C. to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of the Bear Island Timberlands Company, L.L.C. except issuances of equity interests to the Pledgor which constitute Timberlands Collateral hereunder or under the Senior Timberlands Pledge Agreement, (2.) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Timberlands Collateral, (3.) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Timberlands Collateral, or any interest therein, except for the security interests created by this Agreement or under the Senior Timberlands Pledge Agreement or (4.) enter into any agreement or undertaking restricting the right or ability of the Pledgor or the Trustee (after foreclosure) to sell, assign or transfer any of the Timberlands Collateral other than such restrictions under the Credit Agreements, the Senior Timberlands Pledge Agreement, the Indenture, this Agreement or the other Collateral Documents.

          C. The Pledgor shall maintain the security interest created by this Agreement as a perfected security interest, and shall defend such security interests against claims and demands of all Persons whomsoever except for permitted liens. At any time and from time to time, upon the written request of the Trustee, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Trustee may reasonably request for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or similar laws) in effect in any jurisdiction with respect to the security interests created hereby. If any amount payable under or in connection with any of the Timberlands Collateral (to the extent that such amounts are otherwise required by this Agreement to be paid to the Trustee) shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper in excess of $500,000 shall promptly upon receipt by the Pledgor be delivered to the Trustee, duly endorsed in a manner satisfactory to the Trustee, to be held as Timberlands Collateral pursuant to this Agreement.

          D. With respect to the Pledged LLC Interests, the Pledgor shall and shall cause the Bear Island Timberlands Company, L.L.C. to, directly or indirectly, (i) perform and comply in all material respects with all the terms and provisions of any limited liability company agreement then in effect with respect thereto and required to be performed or complied by it and
     (ii) enforce any limited liability company agreement then in effect in accordance with its terms.

          E. The Pledgor shall pay, and save the Trustee harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other similar taxes which may be payable or determined to be payable with respect to any of the Timberlands Collateral or in connection with any of the transactions contemplated by this Agreement.

          V. Voting Rights. No vote shall be cast or corporate right exercised or other action taken which, in the Trustee's reasonable judgment, would impair in any material respect the Timberlands Collateral or which would be inconsistent with or result in any violation of any provision of this Agreement, any other Collateral Document or the Indenture.

          VI. Rights of the Trustee. A. All money Proceeds received by the Trustee hereunder shall be held by the Trustee in a Timberlands Collateral Account. All Proceeds while held by the Trustee in a Collateral Account (or by the Pledgor in trust for the Trustee) shall continue to be held as collateral security for all the Secured Obligations and shall not constitute payment thereof until applied as provided in paragraph VII(A).

          B. If an Event of Default shall occur and be continuing and the Trustee gives notice of its intent to exercise such rights to the Pledgor, to the extent permitted by the Intercreditor Agreement, (1.) the Trustee shall have the right to receive any and all cash dividends and distributions paid in respect of the Pledged LLC Interests and make application thereof to the Secured Obligations in such order as the Trustee may determine, and (2.) all equity interest of the Pledged LLC Interests shall be registered in the name of the Trustee or its nominee, and the Trustee or its nominee may thereafter exercise (a.) all voting, corporate and other rights pertaining to such Pledged LLC Interests at any meeting of shareholders of the Bear Island Timberlands Company, L.L.C. or otherwise and (b.) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged LLC Interests as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged LLC Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of the Bear Island Timberlands Company, L.L.C., or upon the exercise by the Pledgor or the Trustee of any right, privilege or option pertaining to such Pledged LLC Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged LLC Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Trustee may determine), all without liability except to account for property actually received by it, but the Trustee shall have no duty to the Pledgor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          VII. Remedies. A. If an Event of Default shall have occurred and be continuing, at any time at the Trustee's election, the Trustee may apply all or any part of Proceeds held in any Timberlands Collateral Account in payment of the Secured Obligations in accordance with the Intercreditor Agreement and as permitted by law.

          B. If an Event of Default shall occur and be continuing, the Trustee, on behalf of the holders of the Notes, may exercise, in addition to all other rights and remedies granted in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, and as permitted by the Intercreditor Agreement all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Trustee, to the extent permitted by law and the Intercreditor Agreement, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Timberlands Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Timberlands Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Trustee or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee shall have the right upon any such public sale or sales, and, to the extent permitted by law and the Intercreditor Agreement, upon any such private sale or sales, to purchase the whole or any part of the Timberlands Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is waived or released upon the consummation of such sale. The Trustee shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred in respect thereof or incidental to the care or safekeeping of any of the Timberlands Collateral or in any way relating to the Timberlands Collateral or the rights of the Trustee hereunder, including, without limitation, reasonable attorneys' fees and reasonable disbursements of counsel to the Trustee, to the payment in whole or in part of the Secured Obligations, in accordance with the Intercreditor Agreement and as permitted by law, and only after such application and after the payment by the Trustee of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the Code, need the Trustee account for the surplus, if any, to the Pledgor. To the extent permitted by applicable law, the Pledgor waives all claims, damages and demands it may acquire against the Trustee arising out of the exercise by the Trustee of any rights hereunder, except to the extent arising out of negligence or bad faith of the Trustee. If any notice of a proposed sale or other disposition of Timberlands Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          VIII. Registration Rights; Private Sales. A. If the Trustee shall determine to exercise its right to sell any or all of the Pledged LLC Interests pursuant to paragraph VII(B) hereof, and if in the reasonable opinion of the Trustee it is necessary or advisable to have the Pledged LLC Interests, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Pledgor will cause the Timberland Issuer thereof to (1.) execute and deliver, and cause the directors and officers of the Timberland Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Trustee, necessary or advisable to register the Pledged LLC Interests, or that portion thereof to be sold, under the provisions of the Securities Act, (2.) to use its reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged LLC Interests, or that portion thereof to be sold, and (3.) to make all amendments thereto and/or to the related prospectus which, in the reasonable opinion of the Trustee, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. The Pledgor agrees to cause the Timberland Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions of the United States which the Trustee shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

          B. The Pledgor recognizes that the Trustee may be unable to effect a public sale of any or all the Pledged LLC Interests, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obligation to delay a sale of any of the Pledged LLC Interests for the period of time necessary to permit the Bear Island Timberlands Company, L.L.C. thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws of the United States, even if the Bear Island Timberlands Company, L.L.C. would agree to do so.

          C. The Pledgor further agrees to use its reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged LLC Interests pursuant to this Section valid and binding and in compliance with any and all other applicable Requirements of Law. The Pledgor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Trustee, that the Trustee have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Indenture.

          IX. Irrevocable Authorization and Instruction to Bear Island Timberlands Company, L.L.C.. The Pledgor hereby authorizes and instructs the Bear Island Timberlands Company, L.L.C. to comply with any instruction received by it from the Trustee in writing that (a) states that an Event of Default has occurred and is continuing and (b) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that the Bear Island Timberlands Company, L.L.C. shall be fully protected in so complying.

          X. Trustee's Appointment as Attorney-in-Fact. A. The Pledgor hereby irrevocably constitutes and appoints the Trustee and any officer or agent of the Trustee, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in the Trustee's own name, from time to time in the Trustee's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, including, without limitation, any financing statements, endorsements, assignments or other instruments of transfer, which power of attorney is only exercisable if an Event of Default shall have occurred and be continuing.

          B. The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done pursuant to the power of attorney granted in paragraph X(A). All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released in accordance with the terms hereof.

          XI. Duty of Trustee. The Trustee's sole duty with respect to the custody, safekeeping and physical preservation of the Timberlands Collateral in its possession, under Section 9-207 of the Code or otherwise, shall be to deal with it in the same manner as the Trustee deals with similar securities and property for its own account, except that after the occurrence and during the continuance of an Event of Default the Trustee shall have no obligation to invest funds held in any Collateral Account and may hold the same as demand deposits. Neither the Trustee nor any of its respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Timberlands Collateral or for any delay in doing so (unless the same shall result from the gross negligence or willful misconduct of such Person) or shall be under any obligation to sell or otherwise dispose of any Timberlands Collateral upon the request of the Pledgor or any other Person or to take any other action whatsoever with regard to the Timberlands Collateral or any part thereof.

          XII.  Execution of Financing Statements.  Pursuant to
     Section 9-402 of the Code, the Pledgor authorizes the Trustee to file financing statements with respect to the Timberlands Collateral without the signature of the Pledgor in such form and in such filing offices as the Trustee reasonably determines appropriate to perfect the security interests of the Trustee under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

          XIII. Authority of Trustee. The Pledgor acknowledges that the rights and responsibilities of the Trustee under this Agreement with respect to any action taken by the Trustee or the exercise or non-exercise by the Trustee of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Trustee and the noteholders, be governed by the Indenture and the Intercreditor Agreement, but, as between the Trustee and the Pledgor, the Trustee shall be conclusively presumed to be acting as a fiduciary pursuant to the Indenture with full and valid authority so to act or refrain from acting, and neither the Pledgor nor the Bear Island Timberlands Company, L.L.C. shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

          XIV. Notices. All notices, requests and demands to or upon the Trustee or the Pledgor to be effective shall be in writing (including by telecopy) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered or three Business Days after being deposited in the mails, postage prepaid, or in the case of telecopy notice, when received, addressed as follows:

          1. if to the Trustee, at its address or transmission number for notices provided below:

                              Crestar Bank
                              Attention: Corporate Trust Department
                              919 Main Street, 10th Floor
                              Richmond, VA 23219
                              Phone: (804) 782-5726
                              Fax: (804) 782-7855

          2. if to the Pledgor, at its address or transmission number for notices set forth under its signature below.
     The Trustee and the Pledgor may change their addresses and transmission numbers for notices by notice in the manner provided in this Section.

          XV. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          XVI. Amendments in Writing; No Waiver; Cumulative Remedies. A. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Trustee, provided that any provision of this Agreement may be waived by the Trustee in a letter or agreement executed by the Trustee or by telex or facsimile transmission from the Trustee.

          B. The Trustee shall not (except by a written instrument pursuant to paragraph XVI(A) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Trustee, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Trustee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Trustee would otherwise have on any future occasion.

          C. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          XVII. Senior Timberlands Pledge Agreement. The lien and all terms and provisions on this Agreement are subordinate and subject to the lien and all terms and provisions of the Senior Timberlands Pledge Agreement. Subject to the provisions of the Intercreditor Agreement, to the extent the Pledgor's performance of any obligation under this Agreement would result in a default or breach by the Pledgor under the Senior Timberlands Pledge Agreement, then Pledgor shall have no duty to perform such obligation under this Agreement to the extent such performance would constitute a default under the Senior Timberlands Pledge Agreement. Notwithstanding any other provision in this Agreement, the Trustee will not accept possession of any Timberlands Collateral or take any action with respect to the Timberlands Collateral (including, without limitation, the exercise of any remedies) except in accordance with and as permitted by the Intercreditor Agreement

          XVIII. Limitation on Recourse. Anything herein to contrary notwithstanding, the Trustee shall have recourse in respect of the Secured Obligations solely to the Timberlands Collateral and not to the Pledgor personally or to assets of the Pledgor other than the Timberlands Collateral.

          XIX. Intercreditor Agreement. Anything to the contrary set forth herein notwithstanding, this Agreement shall be subject to and governed by the terms and conditions of the Intercreditor Agreement.

          XX. Controlling Agreement. In the case of any conflict, inconsistency, or ambiguity between the terms of (i) the Indenture and this Agreement, the Indenture shall control and
     (ii) the Senior Soucy Pledge Agreement and this Agreement, the Senior Soucy Pledge Agreement shall control.

          XXI. Section Headings. The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          XXII. Term of this Agreement. This Agreement shall continue in full force and effect until the Obligations and the obligations of the Pledgor hereunder shall be paid in full and the Commitments shall have been terminated. Upon such payment and termination, this Agreement shall automatically terminate and the security interests, pledges and liens hereunder released and the Trustee shall, upon the request of the Pledgor and at the Pledgor's expense, execute and deliver to the Pledgor such documents and instruments evidencing such termination and release.

          XXIII. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Trustee and their successors and assigns.

          XXIV. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

          IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

                                   BRANT-ALLEN INDUSTRIES, INC.

                                   By /s/ Edward D. Sherrick
                                   Title Senior Vice President

                                   Address for Notices:

                                   Post Office Box 3443
                                   80 Field Point Road
                                   Greenwich, Connecticut 06830
                                   Phone:  203-661-3344
                                   Fax:  203-661-3349


                        ACKNOWLEDGEMENT AND CONSENT

          The undersigned hereby acknowledges receipt of a copy of the Pledge Agreement dated December 1, 1997, made by Brant-Allen Industries, Inc. for the benefit of Crestar Bank, as Trustee (the "Pledge Agreement"). The undersigned agrees for the benefit of the Trustee as follows:

          1. The undersigned will be bound by the terms of the Pledge Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

          2. The undersigned will notify the Trustee promptly in writing of the occurrence of any of the events described in paragraph IV(A) of the Pledge Agreement.

          3. The terms of paragraph IX of the Pledge Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it under or pursuant to or arising out of
     Section 8 of the Pledge Agreement.

          4. The undersigned agrees that it will not take any action, or fail to take any action, that will permit the Pledged LLC Interests to become "securities" within the meaning of Article 8 of the Uniform Commercial Code of the State of New York (the "NYUCC") unless (i) the Bear Island Timberlands Company, L.L.C. shall have provided 30 days prior written notice to the Trustee and (ii) at the sole expense of the Bear Island Timberlands Company, L.L.C., the Bear Island Timberlands Company, L.L.C. shall promptly and duly execute and deliver such further instruments and documents, and take such further action as the Trustee shall reasonably request to ensure that the Trustee has "control" of such securities within the meaning of Article 8 of the NYUCC for the purposes of obtaining or preserving the full benefits of the Timberlands Pledge Agreement and of the rights and powers granted therein.

                                   BEAR ISLAND TIMBERLANDS COMPANY,
                                   L.L.C.

                                   By ____________________________
                                   Title  ________________________

                                   Address for Notices:

                                   Telex: ________________________
                                   Fax: __________________________


                                                            SCHEDULE 1
                                                   TO PLEDGE AGREEMENT

                    DESCRIPTION OF PLEDGED LLC INTERESTS

                                                       Percentage
                                  Type of Interest      Interest

                                    Membership            100%
                                    Interest